As filed with the Securities and Exchange Commission on May 10, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

_______________________________

Delaware	26-2007174
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
(206) 682-0645
(Address of principal executive offices)
_______________________________

Immune Design Corp. 2014 Omnibus Incentive Plan
Immune Design Corp. 2014 Employee Stock Purchase Plan
(Full title of the Plan)
_______________________________

Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer
Immune Design Corp.
1616 Eastlake Ave. E., Suite 310
Seattle, Washington 98102
(206) 682-0645
(Name, address and telephone number of Agent for Service)

Copies to:
Laura A. Berezin
Jaime L. Chase
Cooley, LLP
3175 Hanover St.
Palo Alto, California 94304
(650) 843-5000

_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2014 Omnibus Incentive Plan (Common stock, $0.001 par value per share)	806,128(2)	$12.13(4)	$9,778,332.64(4)	$984.68
2014 Employee Stock Purchase Plan (Common stock, $0.001 par value per share)	200,000(3)	$12.13(4)	$2,426,000.00(4)	$244.30
TOTAL	1,006,128	—	$12,204,332.64	$1,228.98

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
Represents additional shares of the Registrant’s common stock reserved for future grant under the Immune Design Corp. 2014 Omnibus Incentive Plan (the “2014 Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2016 pursuant to the terms of the 2014 Plan.

(3)
Represents additional shares of the Registrant’s common stock reserved for issuance under Immune Design Corp. 2014 Employee Stock Purchase Plan (the “ESPP”) as a result of the automatic increase in shares reserved thereunder on January 1, 2016 pursuant to the terms of the ESPP.

(4)
Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Market on May 6, 2016.

EXPLANATORY NOTE
The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 806,128 shares of common stock under the Immune Design Corp. 2014 Omnibus Incentive Plan and an additional 200,000 shares of common stock under the Immune Design Corp. 2014 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
Immune Design Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)
the contents of the Registrant’s Registration Statements on Form S-8 relating to the 2014 Plan and the ESPP, previously filed with Commission on July 31, 2014 (File No. 333-197748) and March 31, 2015 (File No. 333-203143);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-36561) for the fiscal year ended December 31, 2015, filed with the Commission on March 15, 2016;

(c)	the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36561) for the quarter ended March 31, 2016, filed with the Commission on May 10, 2016;

(d)
the Registrant’s Current Reports on Form 8-K (File No. 001-36561) filed with the Commission on January 8, 2016 and May 2, 2016 and Current Report on Form 8-K/A (File No. 001-36561) filed with the Commission on February 16, 2016; and

(e)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36561) filed with the Commission on July 22, 2014, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. The Registrant is not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.
The exhibits to this Registration Statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California on May 10, 2016.

Immune Design Corp.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President, Chief Executive Officer and Director
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlos Paya, M.D., Ph.D. and Stephen Brady, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Carlos Paya, M.D., Ph.D.	President, Chief Executive Officer and Director	May 10, 2016
Carlos Paya, M.D., Ph.D.	(Principal Executive Officer)

/s/ Stephen Brady	Executive Vice President, Strategy & Finance	May 10, 2016
Stephen Brady	(Principal Accounting Officer and Principal Financial Officer)

/s/ Ed Penhoet, Ph.D.	Chairman of the Board	May 10, 2016
Ed Penhoet, Ph.D.

/s/ Brian Atwood	Director	May 10, 2016
Brian Atwood

/s/ David Baltimore, Ph.D.	Director	May 10, 2016
David Baltimore, Ph.D.

/s/ Franklin Berger	Director	May 10, 2016
Franklin Berger

/s/ Lewis Coleman	Director	May 10, 2016
Lewis Coleman

/s/ William Ringo	Director	May 10, 2016
William Ringo

/s/ Peter Svennilson	Director	May 10, 2016
Peter Svennilson

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of Immune Design Corp. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36561), filed with the Commission on July 29, 2014).

4.2
Amended and Restated Bylaws of Immune Design Corp. (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203442), filed with the Commission on June 23, 2014).

4.3
Specimen common stock certificate of Immune Design Corp. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203442), filed with the Commission on June 23, 2014).

4.4
Immune Design Corp. 2008 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203442), filed with the Commission on June 23, 2014).

4.5
Form of Option Agreement under the Immune Design Corp. 2008 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-203442), filed on June 23, 2014).

4.6
Immune Design Corp. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-197748), filed with the Commission on July 31, 2014).

4.7
Form of Incentive Stock Option Agreement under the Immune Design Corp. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-203442), filed on July 14, 2014).

4.8
Form of Non-Qualified Option Agreement under the Immune Design Corp. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-203442), filed on July 14, 2014).

4.9
Form of Restricted Stock Unit Agreement under the Immune Design Corp. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36561), filed on May 10, 2016).

4.10
Immune Design Corp. 2014 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.9 to the Registrant’s Registration Statement on Form S-8 (File No. 333-197748), filed with the Commission on July 31, 2014).

5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).